Exhibit 99.1

For immediate release

July 28, 2020

AtriCure Reports Second Quarter 2020 Financial Results

•	Worldwide revenue of $40.8 million – a decrease of 30.7% year over year
•	U.S. revenue of $33.7 million – a decrease of 28.6% year over year
•	International revenue of $7.1 million – a decrease of 39.0% year over year

MASON, Ohio, July 28, 2020 – AtriCure, Inc.  (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced second quarter 2020 financial results.

“Amidst tremendous uncertainty in this challenging environment, our team at AtriCure has shown both resiliency and leadership without missing a beat. We are continuing to support our clinician partners in creative and evolving ways while maintaining our patient-first culture,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “We are pleased by our second quarter results, which as expected, experienced a trough in April, then a rapid return in May, followed by steady volumes through June. In addition, we achieved significant milestones on our strategic initiatives with the release of the CONVERGE clinical trial data in May as well as further progress on aMAZE, continued success with Cryo Nerve Block, and ongoing training and education programs.”

Mr. Carrel continued, “While we are encouraged by the improvement in our business throughout the second quarter, we have begun to experience more regional variability and procedure slowdowns in July in response to the recent resurgence of COVID-19 cases and related restrictions. Despite the continued uncertainty, as we look forward, we are extremely confident about our future. We were able to strengthen our balance sheet this quarter, allowing us to continue to invest in our people as well as our pillars to ensure that AtriCure is well positioned for durable growth over the next several years with a robust pipeline of clinical and product innovation.”

Second Quarter 2020 Financial Results

Revenue for the second quarter of 2020 was $40.8 million, a decrease of $18.1 million or 30.7% (a decrease of 30.6% on a constant currency basis), compared to second quarter 2019 revenue. U.S. revenue decreased 28.6% to $33.7 million, and international revenue decreased 39.0% to $7.1 million, (a decrease of 38.5% on a constant currency basis), compared to second quarter 2019 revenue.

Gross profit for the second quarter of 2020 was $27.7 million compared to $43.9 million for the second quarter of 2019. Gross margin for the second quarter of 2020 decreased to 67.7% compared to 74.5% in the second quarter of 2019.

Loss from operations for the second quarter of 2020 was $7.3 million, compared to $3.8 million for the second quarter of 2019. Net loss per share was $0.20 for the second quarter of 2020 compared to $0.11 for the second quarter of 2019.

Adjusted EBITDA was a loss of $6.1 million for the second quarter of 2020 compared to positive $1.4 million for the second quarter of 2019. Adjusted loss per share for the second quarter of 2020 was $0.38 compared to an adjusted loss per share of $0.17 for the second quarter of 2019.  Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.

2020 Financial Guidance

As previously reported, AtriCure is not providing 2020 financial guidance due to the continued uncertainties from the impact of COVID-19.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday, July 28, 2020 to discuss its second quarter 2020 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 6338708. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator®  Synergy™ Ablation System is the first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. We do not undertake to update our forward-looking statements. Actual results could differ materially.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics.

Revenue reported on a constant currency basis is a non-GAAP measure and is calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and the Company’s investors.

Adjusted EBITDA is calculated as Net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, acquisition costs, and change in fair value of contingent consideration liabilities. Management believes in order to properly understand the short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning, and previously used adjusted EBITDA as a performance metric in the annual incentive plan. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods can be found in the table captioned “Reconciliation of Non-GAAP Adjusted (Loss) Income (Adjusted EBITDA)” later in this release.

Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments to expenses related to the adjustment in value of contingent consideration liabilities. Management believes this metric provides a better measure of comparability of results between periods, as such adjustments can be significant and vary in value and are not reflective of our core business. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods can be found in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.

The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

CONTACTS:

Andy Wade

AtriCure, Inc.

Chief Financial Officer

(513) 755-4564

awade@atricure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
United States Revenue:
Open ablation	$15,550	$20,561	$34,768	$39,557
Minimally invasive ablation	4,755	9,092	11,316	16,854
Appendage management	13,021	16,498	30,440	32,168
Total ablation and appendage management	33,326	46,151	76,524	88,579
Valve tools	338	1,014	613	1,590
Total United States	33,664	47,165	77,137	90,169
International Revenue:
Open ablation	3,744	6,792	8,859	13,092
Minimally invasive ablation	1,109	1,935	2,654	4,064
Appendage management	2,271	2,977	5,333	5,431
Total ablation and appendage management	7,124	11,704	16,846	22,587
Valve tools	36	37	66	116
Total international	7,160	11,741	16,912	22,703
Total revenue	40,824	58,906	94,049	112,872
Cost of revenue	13,170	15,013	27,511	29,108
Gross profit	27,654	43,893	66,538	83,764
Operating expenses:
Research and development expenses	10,036	9,804	21,623	17,980
Selling, general and administrative expenses	24,903	37,928	67,654	74,943
Total operating expenses	34,939	47,732	89,277	92,923
Loss from operations	(7,285)	(3,839)	(22,739)	(9,159)
Other expense, net	(939)	(252)	(1,885)	(501)
Loss before income tax expense	(8,224)	(4,091)	(24,624)	(9,660)
Income tax expense	12	10	20	76
Net loss	$(8,236)	$(4,101)	$(24,644)	$(9,736)
Basic and diluted net loss per share	$(0.20)	$(0.11)	$(0.61)	$(0.26)
Weighted average shares used in computing net loss per share:
Basic and diluted	41,649	37,334	40,160	37,156

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$232,498	$81,801
Accounts receivable, net	22,892	28,046
Inventories	32,809	29,414
Prepaid and other current assets	3,835	3,899
Total current assets	292,034	143,160
Property and equipment, net	30,236	32,646
Operating lease right-of-use assets	2,573	4,032
Long-term investments	15,339	12,675
Goodwill and intangible assets, net	363,685	364,662
Other noncurrent assets	366	705
Total assets	$704,233	$557,880
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$30,351	$47,698
Other current liabilities and current maturities of debt and leases	7,701	2,218
Total current liabilities	38,052	49,916
Long-term debt	54,154	59,634
Finance lease liabilities	11,377	11,774
Operating lease liabilities	1,581	2,796
Contingent consideration and other noncurrent liabilities	182,207	186,417
Total liabilities	287,371	310,537
Stockholders' equity:
Common stock	45	40
Additional paid-in capital	723,754	529,658
Accumulated other comprehensive loss	(96)	(158)
Accumulated deficit	(306,841)	(282,197)
Total stockholders' equity	416,862	247,343
Total liabilities and stockholders' equity	$704,233	$557,880

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)

Reconciliation of Non-GAAP Adjusted (Loss) Income (Adjusted EBITDA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss, as reported	$(8,236)	$(4,101)	$(24,644)	$(9,736)
Income tax expense	12	10	20	76
Other expense, net	939	252	1,885	501
Depreciation and amortization expense	2,458	2,362	4,902	4,590
Share-based compensation expense	6,193	4,375	10,577	8,529
Contingent consideration adjustment	(7,504)	(2,205)	(5,046)	(3,872)
Acquisition costs	39	713	138	827
Non-GAAP adjusted (loss) income (adjusted EBITDA)	$(6,099)	$1,406	$(12,168)	$915

Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss, as reported	$(8,236)	$(4,101)	$(24,644)	$(9,736)
Contingent consideration adjustment	(7,504)	(2,205)	(5,046)	(3,872)
Net loss excluding contingent consideration adjustment	$(15,740)	$(6,306)	$(29,690)	$(13,608)
Basic and diluted adjusted net loss per share	$(0.38)	$(0.17)	$(0.74)	$(0.37)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	41,649	37,334	40,160	37,156